                                                                    EXHIBIT 10.8

                                 LOAN AGREEMENT

         THIS AGREEMENT, made and entered into the ____ day of June, 2002, by and between STILLWATER NATIONAL BANK AND TRUST COMPANY OF STILLWATER, OKLAHOMA, a National Banking Corporation (hereinafter referred to as "BANK") and EXCALIBUR HOLDINGS, INC., a Texas corporation (hereinafter referred as "DEBTOR").

         In consideration of the mutual promises herein contained, the parties hereby agree as follows:


                             I. THE INSTALLMENT LOAN

         1.1 Subject to the terms hereinafter set forth, Bank agrees to lend to Debtor, and the Debtor agrees to borrow from the Lender, the sum of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00) (hereinafter referred to as "INSTALLMENT LOAN"), to be used by the Debtor for the limited purpose of:
(i) purchasing equipment (as defined in Uniform Commercial Code Section 9-109(2) of the U.C.C.) to be used in Debtor's trade or business (the "EQUIPMENT"); and
(ii) paying off a Debtor's "Qualifying Current Indebtedness" (defined below). It is specifically understood that the proceeds of the Installment Loan shall not be used for the general operating expenses of the Debtor's business.

         1.2 The Installment Loan shall be evidenced by and payable with interest on the terms set forth in a Promissory Note of Debtor ("INSTALLMENT NOTE") payable to the order of the Bank, with interest in the form and with the provisions set forth in Exhibit "A" attached hereto. The Installment Note is an advancing note, but not a revolving credit arrangement. Debtor shall pay installments of principal and interest monthly as provided by the Installment Note. The Bank is hereby authorized, but shall not be required, to make notations of advances by it to the Debtor and payments to it by the Debtor on the reverse side of the Note. Such notations, or the entries on any liability ledger records maintained by or for the Bank as to indebtedness of Debtor, shall be presumed correct until the contrary is established by Debtor. Upon demand by the Bank at any time or from time to time, the Debtor will confirm and admit by signed writing the exact amount of indebtedness for principal and interest then outstanding under this Agreement. Any billing statement or accounting rendered by or for the Bank shall be conclusive and fully binding on Debtor unless specific written notice of exception is given to the Bank by Debtor within thirty (30) days thereafter.

         1.3 Advances under the Installment Note will be limited by the Debt Service Ratio (defined below) and the Liquidity Ratio (defined below). A request for advance shall be submitted upon a signed Request for Advance, in a form and substance acceptable by the Bank, which shall contain, without limitation, the following:

                  (a) The description and location of the Equipment to be acquired, or which has been acquired, and for which the advance is to be made;

                  (b) The amount of the Advance applicable to the listed Equipment, and a statement that the amount of the Advance reasonably represents the fair value of the Equipment;

                  (c) If, in order to obtain a security interest in the Equipment, it is necessary to record the same on the document of title for the Equipment, the document of title reflecting the Equipment is free and clear of encumbrances or a valid release of existing encumbrances;

                  (d) If the Advance is to be made for the payment of a Qualifying Current Indebtedness, identification of the indebtedness and the amount to be advanced for the payment of the indebtedness, and evidence of, or an acknowledgment by the applicable creditor of, the full payment of the indebtedness, and if the same is subject to a security interest in any asset of the Debtor, then a copy of an appropriate release and termination statement of such security interest. A "QUALIFYING CURRENT INDEBTEDNESS" is an indebtedness listed in Exhibit "B", attached hereto and incorporated herein by reference.

         1.4 The Debtor may prepay the Installment Note at any time, without premium or penalty. If at any time the aggregate outstanding principal balance the Installment Note exceeds the limitations of the Debt Service Ratio or the Liquidity Ratio, then the Debtor shall immediately, without notice or demand, prepay the Note in an amount equal to the debt reduction necessary to bring the applicable ratio under compliance.

         1.5 Loan proceeds may be disbursed by deposit in any deposit account of the Debtor, by an instrument payable to Debtor.

         1.6 The Debtor will use the proceeds of the Installment Loan solely for the limited purposes specified in this Agreement, which are lawful and authorized corporate purposes in furtherance of the business presently conducted by the Debtor.


                                  II. INTEREST

         2.1 The Installment Note shall bear interest at the "CONTRACT RATE," which is defined as the "BASE RATE" plus the "MARGIN."

         2.2 The Base Rate shall equal the lowest base rate on corporate loans posted by at least Seventy-five percent (75%) of the nation's thirty (30) largest banks as published in the money rates section of the southwest edition of the WALL STREET JOURNAL. If the Base Rate becomes unavailable during the term of the Installment Note, Bank may designate a substitute index after notifying Debtor. Bank will inform Debtor what the current Base Rate is at any time during the term of either of the Installment Note. The Base Rate will not change more often than once each day.

         2.3 The Margin shall equal one percentage (1%) point.

         2.4 Notwithstanding anything contained herein to the contrary, the Contract Rate under the Installment Note shall never be less than Six Percent (6%) per annum.


                            III. CONDITIONS PRECEDENT

         3.1 The Bank's obligation to make an advance to the Debtor under the Installment Note shall be subject to the terms and conditions of this Agreement and the following conditions precedent:

                  (a) Each representation and warranty set forth in Section 4.l shall be true and correct as of the date of the Advance, except for changes subsequent to the date of this Agreement caused by transactions permitted under the terms of this Agreement; and

                  (b) There shall not exist any Event of Default under Section 7.l of this Agreement or any event which, with the giving of notice or the lapse of time (or both) would become an Event of Default thereunder; and

                  (c) The Debtor shall have delivered to the Bank:

                           (l) The Installment Note duly executed by Debtor.

                           (2) A Security Agreement duly executed by Debtor, in
                  form and substance satisfactory to the Bank, granting the Bank a security interest in all present and future equipment, inventory, and accounts receivable of the Debtor.

                           (3) Copies of resolutions of the board of directors
                  of the Debtor and each of the Corporate Guarantors authorizing the execution, delivery and performance of this Agreement, the Installment Note and the Security Agreement by the Debtor and the Guaranty by each of the Corporate Guarantors.

                           (4) Borrowing Resolutions duly executed by the Debtor
                  and each of the Corporate Guarantors confirming the authorized signatory of this Agreement and the other documents provided for herein.

                           (5) A copy of the Articles of Incorporation of the
                  Debtor and a Certificate of Good Standing as to the Debtor and each Corporate Guarantor issued by the Secretary of State of the state of each party's state of incorporation; a copy of the Certificate of Good Standing as to the Debtor and each Corporate Guarantor issued by the Secretary of State of each party's state of incorporation, and a copy of the By-laws of the Debtor and each Corporate Guarantor.

                           (6) All collateral schedules, financing statements,
                  security interest, subordination agreements, releases and termination statements which the Bank may request to assure the creation, perfection and priority of the security interests created by the Security Agreement.

                           (7) An appraisal of the Equipment which is
                  satisfactory to the Bank.

                           (8) Guaranty Agreements in form and substance
                  satisfactory to the Bank executed by William S. H. Stuart and Matthew C. Flemming, (hereinafter collectively referred to as Individual Guarantors) and Guaranty Agreements in form and substance satisfactory to the Bank executed by Excalibur Aerospace, Inc., Excalibur Steel, Inc., Excalibur Services, Inc. and Shumate Machine Works, Inc. (collectively herein referred to as "Corporate Guarantors") each of which guarantees the payment of the Installment Note. Security Agreements in form and substance satisfactory to the Bank executed by each of the Corporate Guarantors guaranteeing the performance of their guaranty agreements. The Individual Guarantors and the Corporate Guarantors are sometime referred to herein as the "Guarantors".

                           (9) UCC Financing Statement describing the collateral
                  securing the repayment of the Installment Note and UCC Financing Statements for each of the Corporate Guarantors securing the performance of their Guaranty Agreement.


                       IV. REPRESENTATIONS AND WARRANTIES

         4.l Debtor represents and warrants to the Bank that:

                  (a) Debtor is a corporation duly organized, existing and in good standing under the laws of the State of its incorporation. It has the corporate power to own its property and to carry on its business as now conducted and is duly qualified to do business in all states in which such qualification is required.

                  (b) Debtor is duly authorized and empowered to execute, deliver and perform this Agreement, the Note, and the Security Agreement, and to borrow money from the Bank.

                  (c) The execution and delivery of this Agreement, the Installment Note, and the Security Agreement, and the performance by the Debtor of its obligation thereunder, do not and will not conflict with any provision of law or the Articles of Incorporation or By-Laws of the Debtor or of any agreement binding upon it.

                  (d) The execution and delivery of this Agreement, the Installment Note, and Security Agreement have been duly authorized by all necessary corporate action of the directors and shareholders of the Debtor; and this Agreement, the Installment Note, and the Security Agreement have in fact been duly executed and delivered by the Debtor and constitute its lawful and binding obligations, legally enforceable against it in accordance with their respective terms.

                  (e) No litigation, tax claims or governmental proceedings are pending or are threatened against the Debtor, and no judgment or order of any court or administrative agency is outstanding against the Debtor which will have a material adverse affect on the Debtor.

                  (f) The transaction evidenced by this Agreement does not violate any usury law or other law relating to the payment of interest on loans.

                  (g) The authorization, execution, delivery and performance of this Agreement, the Installment Note and the Security Agreement are not and will not be subject to the jurisdiction, approval or consent of, or to any requirement of registration with or notification to, any federal, state or local regulatory body or administrative agency.

                  (h) When the financing statement delivered pursuant to this Agreement is filed in the proper office where the Debtor is incorporated, the Bank will have a valid and perfected first security interest in the collateral described in the Security Agreement, subject to no prior security interest, assignment, lien or encumbrance except interests, if any, specifically approved by the Bank in writing. When the financing statement delivered by each Corporate Guarantor pursuant to this Agreement is filed in the proper office where the Corporate Guarantor is incorporated, the Bank will have a valid and perfected first security interest in the collateral described in the security agreement securing the performance of the guaranty agreement, subject to no prior security interest, assignment lien or encumbrance, except interests, if any, specifically approved by the Bank in writing, including the prior security interest in certain equipment vested in Mr. Tommy Worth.

                  (i) All assets of the Debtor are free and clear of all liens, security interests and encumbrances, except those specifically permitted by Bank. All pledged assets of the Corporate Guarantors are free and clear of all liens, security interests and encumbrances, except interests, if any, specifically approved by the Bank in writing, including the prior security interest in certain equipment vested in Mr. Tommy Worth.

                  (j) Debtor has filed all federal and state tax returns which are required to be filed, and all taxes shown as due thereon have been paid.

                  (k) Financial statements furnished to the Bank by the Debtor and each of the Guarantors were prepared in accordance with generally accepted accounting principles consistently maintained, except as expressly therein set forth. They present fairly the financial condition of the Debtor and each of the Guarantors as of the dates thereof. The annual reports disclose fully all liabilities of the Debtor whether or not contingent, with respect to any pension plan. Since the date of the most recent financial statement, there has been no material adverse change in the financial condition of the Debtor or any of the Guarantors.

                  (l) Each qualified retirement plan of the Debtor presently conforms and is administered in a manner consistent with the Employee Retirement Income Security Act of 1974.

                  (m) All books and records pertaining to the accounts of Debtor will be located in Tulsa, Oklahoma.


                            V. AFFIRMATIVE COVENANTS


         5.1 The Debtor covenants and agrees that it will:

                  (a) Pay all taxes, assessments and governmental charges prior to the time when any penalties or interest accrue, unless contested in good faith with an adequate reserve for payment.

                  (b) Continue the conduct of its business; maintain its corporate existence in good standing; maintain all rights, licenses and franchises; comply with all applicable laws and regulations.

                  (c) Maintain its property in good working order and condition; make all needful and proper repairs, replacements, additions and improvements thereto.

                  (d) Deliver to the Bank and to any participant designated by the Bank:

                           (1) Beginning August 1, 2002, quarterly balance sheet
                  and income statements of the Debtor to be delivered thirty
                  (30) days after its due date.

                           (2) Beginning May 1, 2003, annual audited financial
                  statements of the Debtor to be delivered within ninety (90) days after its due date.

                           (3) Beginning June 1, 2002, monthly Accounts
                  Receivable Aging/Listings and Borrowing Base, and inventory listing of the Debtor to be delivered fifteen (15) days after the end of each month.

                           (4) Beginning March 11, 2003, annual financial
                  statement of Guarantor William Stuart to be delivered ten (10) days after its due date.

                           (5) Beginning January 29, 2003, annual financial
                  statement of Guarantor Matthew Flemming to be delivered ten
                  (10) days after its due date.

                           (6) Annual financial statement of Guarantor Excalibur
                  Aerospace, Inc. to be delivered ninety (90) days after the end of each one of its fiscal years.

                           (7) Annual financial statement of Guarantor Excalibur
                  Steel, Inc. to be delivered ninety (90) days after the end of each one of its fiscal years.

                           (8) Annual financial statement of Guarantor Excalibur
                  Services, Inc. to be delivered ninety (90) days after the end of each one of its fiscal years.

                           (9) Annual financial statement of Guarantor Shumate
                  Machine Works, Inc. to be delivered ninety (90) days after the end of each one of its fiscal years.

                  (e) Debtor shall maintain a net worth of at least THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00). The Debtor will provide the Bank within forty-five (45) days after the close of each of its fiscal years information reasonably needed by the Bank to determine Debtor's net worth.

                  (f) Within ninety (90) days of the execution of this Agreement, the Debtor will achieve a "DEBT SERVICE RATIO" of no greater than 1.5 to 1.0. The Debtor will provide the Bank within forty-five
         (45) days after the close of each of its fiscal year's quarter with information reasonably needed by the Bank to determine the Debt Service Ratio. As used herein, Debt Service Ratio shall be defined as the ratio of the Debtor's earnings before interest, taxes and depreciation to Debtor's debt service.

                  (g) Within ninety (90) days of the execution of this Agreement, the Debtor will achieve a "LIQUIDITY RATIO" of 1.0 to 1.0. The Debtor will provide the Bank, within forty-five (45) days after the close of each of its fiscal year's quarter, information reasonably needed by the Bank to determine the Liquidity Ratio. As used herein, Liquidity Ratio shall be defined as the ratio of the Debtor's current assets to the Debtor's current liabilities.

                  (h) Permit any officer, employee, attorney or accountant for the Bank or for any participant designated by the Bank, to review, make extracts from, or copy any and all of its corporate and financial books, records and properties of the Debtor at all times during ordinary business hours.

                  (i) Maintain property, liability, worker's compensation and other forms of insurance in amounts designated at any time or from time to time by the Bank.

                  (j) Not change any of the Debtor's senior management without the Bank's prior approval.

                  (k) Do, make, procure, execute and deliver, at its expense, all acts, things, writings and assurances which the Bank may at any time reasonably request in order to protect, assure, or enforce the interests, rights and remedies of the Bank created by, provided in or emanating from this Agreement, and the Security Agreement.

         5.2 The Debtor further covenants and agrees that it will notify the Bank in writing promptly, and in any event within five (5) business days, in the event of the occurrence of any Event of Default defined or described in Section
8.1 or the occurrence of any event which, with the giving of notice or lapse of time (or both), would become such an Event of Default.


                             VI. NEGATIVE COVENANTS

         6.1 The Debtor covenants and agrees that it will not, without the express written consent of the Bank:

                  (a) Become or remain liable in any manner in respect of any indebtedness or contractual liability (including, without limitation, notes, bonds, debentures, loans, guaranties, and pension liabilities, whether or not contingent and whether or not subordinated), except:

                           (1) Indebtedness arising under this Agreement, or
                  other indebtedness to the Bank;

                           (2) Presently outstanding unsecured indebtedness, if
                  any, to the extent disclosed in the financial statements identified in Section 4.1(k);

                           (3) Unsecured indebtedness, other than for money
                  borrowed or for the purchase of a capital asset, incurred in the ordinary course of its business, which becomes due and must be fully satisfied within twelve (12) months after the date on which it is incurred;

                           (4) Unsecured indebtedness subordinated in right of
                  payment to all indebtedness owed to the Bank pursuant to a debt subordination agreement accepted or approved in writing by the Bank;

                  (b) Create, incur or cause to exist any mortgage, security interest, encumbrance, lien or other charge of any kind upon any of its property or assets, whether now owned or hereafter acquired, except:

                           (1) The security interests created by the Security
                  Agreement;

                           (2) Liens for taxes or assessments not yet due or
                  contested in good faith by appropriate proceedings;

                           (3) Security interest approved by the Bank in
                  writing, at its sole discretion; and

                           (4) Other liens, charges and encumbrances incidental
                  to the conduct of its business or the ownership of its property which were not incurred in connection with the borrowing of money or the purchase of property on credit and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in its business.

                  (c) Expend or contract to expend funds for the purchase or lease of any property, whether real, personal or mixed, except current assets purchased in the ordinary course of business.

                  (d) Sell, lease or otherwise dispose of all or any substantial part of its property.

                  (e) Consolidate or merge with, or acquire assets of, any other corporation or business.

                  (f) Substantially alter the nature of the business in which it is engaged, or enter into a new business.

                  (g) Without the Bank's prior approval declare or pay any dividends or purchase or redeem any of its capital stock, or otherwise distribute any property on account of its capital stock.

                  (h) Purchase stock or securities of, extend credit to or make investments in, become liable as surety for, or guarantee or endorse any obligation of, any person, firm or corporation, except direct obligations of the United States and commercial bank deposits.

                  (i) In any manner transfer any property without prior or present receipt of full and adequate consideration.

                  (j) Permit funds to be owing to the Debtor by the directors or shareholders of Debtor, or members of their families, on account of any loan, credit sale or other transaction or event.

                  (k) Pay excessive or unreasonable salaries, bonuses, fees, commissions or other compensation.

                  (l) Permit any default or event of default to occur under any note, loan agreement, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon Debtor.

                             VII. EVENTS OF DEFAULT

         7.1 Each of the following occurrences shall constitute an Event of
Default:

                  (a) The Debtor shall fail to pay any installment of interest due on the Installment Note and such failure shall continue for five
         (5) calendar days.

                  (b) The Debtor shall fail to perform or observe any of the covenants contained in Sections V and VI of this Agreement, and such failure shall continue for a period of ten (10) calendar days.

                  (c) Any representation or warranty contained in Section IV shall prove to have been materially false or misleading as of this date or (except to the extent of changes caused by transactions permitted under this Agreement) as of any date on which a loan is made to the Debtor under this Agreement; or any other representation or warranty made by or on behalf of the Debtor to the Bank (whether made in this Agreement, in any financial statement, report or certificate furnished pursuant to this Agreement, or otherwise in any manner) shall prove to have been false or materially misleading as of the time as of which such representation or warranty was made.

                  (d) The Debtor shall fail to pay when due any substantial liability or liabilities other than the Installment Note; or the maturity of any such liability or liabilities shall be accelerated; or any breach, default or event of default shall occur under any indenture, loan agreement, note or agreement pertaining to any such liability, entitling a creditor or representative of creditors of the Debtor, acting with or without the consent or concurrence of other creditors and with or without notice or a period of grace, to accelerate the maturity of or demand payment of any such liability, whether such breach, default or event of default is waived by the creditor so entitled. "Substantial" for these purposes, means in excess of Twenty-Five Thousand and NO/100 Dollars ($25,000).

                  (e) Any breach, default or event of default shall occur under the Security Agreement, or under any other agreement, conveyance or instrument now in effect or hereafter made for the benefit of the Bank in connection with or as security for indebtedness arising under this Agreement.

                  (f) The Debtor shall have procured, permitted or suffered, voluntarily or involuntarily, any creditor to obtain a lien not permitted herein upon all or any substantial part of its property by operation of law or the appointment by any court or public authority (other than a bankruptcy court) of any receiver or trustee to take charge of, or the sequestration of, all or any substantial part of its property; or shall commit an act of bankruptcy under the United States Bankruptcy Act (as now or hereafter amended); or shall file or have filed against it, voluntarily or involuntarily, a petition in bankruptcy or for reorganization or the adoption of an arrangement under the United States Bankruptcy Act (as now or hereafter amended); or shall initiate or have initiated against it, voluntarily or involuntarily, any act, process or proceeding for liquidation, dissolution, arrangement, composition or reorganization or under any insolvency law or other statute or law providing for a modification or adjustment of the rights of creditors.

                  (g) Any event or reportable event which the Bank in good faith determines to constitute potential grounds for the termination of any employee benefit plan or other plan maintained for employees of the Debtor, or for the appointment of a trustee to administer any such plan, shall have occurred and be continuing thirty (30) calendar days after written notice to such effect shall have been given by the Bank to the Debtor; or any such plan shall be terminated, or a trustee shall be appointed to administer any such plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such plan or to appoint a trustee to administer any such plan.

         7.2 Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is waived in writing, if capable of being cured, is cured to the written satisfaction of the Bank, the Bank at its option may exercise one or more of all of the following rights and remedies:

                  (a) Terminate the obligations of the Bank under this Agreement; and

                  (b) Declare the indebtedness evidenced by the Installment Note to be immediately due and payable, and the same shall thereupon be immediately due and payable, without notice or presentment or other demand, and the Bank thereupon may exercise and enforce all rights and remedies available to it to collect the indebtedness evidenced by the Installment Note; and

                  (c) Exercise and enforce all rights and remedies accorded upon default to a secured party; and

                  (d) Without notice to or demand upon the Debtor or any other person, off-set any indebtedness then owed to the Bank by the Debtor, whether or not such indebtedness is then due, against the indebtedness evidenced by the Installment Note (including, without limitation, indebtedness transferred by the Bank to a third party by participation, negotiation, assignment, succession or otherwise) and any other indebtedness then owed by the Debtor to the Bank, whether or not then due, and exercise any and all other rights of set off, application or banker's lien available to the Bank by law or agreement.

         7.3 Any Event of Default may be waived in writing by the Bank, but not otherwise; and the failure to exercise the rights and remedies referred to in Paragraph 7.2 shall not operate as a waiver or otherwise preclude enforcement of such rights and remedies. A waiver shall be effective only in the specific instance and for the specific purpose given. The rights and remedies of the Bank shall be cumulative and the exercise or enforcement of any one right or remedy shall neither be a condition to nor bar the exercise and enforcement of any other.

         7.4 The Debtor agrees to pay the Bank, on demand, the amount of all out-of-pocket expenses, including the reasonable fees and disbursements of legal counsel for the Bank, incurred or paid by the Bank in connection with or as a result of the exercise or enforcement of any right or remedy referred to in
Section 4.2, except to the extent payment of the same by the Debtor may be prohibited by law.


                               VIII. MISCELLANEOUS

         8.1 All notices to be given to the Debtor hereunder shall be sufficiently given if sent in writing by certified or registered mail, addressed to the Debtor at 16825 Northcase Drive, Suite 630, Houston, TX 77060, Attention:
CFO, and to the Bank at P.O. Box 521500, Tulsa, OK 74152, Attention: President, or addressed to such other address or to the attention of such other person as any party may from time to time designate in written notice to the other party.

         8.2 The Debtor shall pay to the Bank a loan fee of 1/4 of 1% of the principal amount of the Installment Note, and the amount of all reasonable out-of-pocket expenses, including the fees, and disbursements of legal counsel for the Bank paid or incurred by the Bank in connection with the preparation, execution, delivery and performance of this Agreement, the Installment Note, the Security Agreement, the Guaranties and all documents deemed necessary by the Bank. The Debtor agrees to indemnify and hold harmless the Bank from and against any and all taxes (including documentary taxes), assessments and other charges (except net income taxes) levied or based upon or payable in connection with the execution, delivery and performance of this Agreement or the Note, the Security Agreement, or levied or based upon payable in connection with, or measured by the indebtedness evidenced by the Revolving.

         8.3 This Agreement shall inure to the benefit of, extend to and be binding upon the respective successors and assigns of the Debtor and the Bank, including any participant of the Bank. The term "Bank," as used herein, includes any subsequent holder of the Installment Note. This Agreement cannot be modified, amended, waived, canceled, terminated or otherwise changed orally. This Agreement is made and the Note will be issued under, and each shall be governed and construed by the substantive laws of the State of Oklahoma. If any provision of this Agreement is held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect other provisions which can be given effect, and this Agreement shall be given effect, and shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the issuance of the Note.

         IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

                                    "DEBTOR"

                                    Excalibur Holdings, Inc.
                                    a Texas corporation


                                    By: /S/ William S. H. Stuart
                                       -----------------------------------------
                                       William S. H. Stuart, President and Chief
                                       Executive Officer


                                    "BANK"
                                    Stillwater National Bank and Trust Company,
                                    Stillwater, Oklahoma,

                                    /S/ Joe E. Staires
                                    ------------------------------------
                                    Joe E. Staires, Senior Vice-President


                                    "INDIVIDUAL GUARANTORS"

                                    /S/ William S. H. Stuart
                                    ------------------------------------
                                    William S. H. Stuart


                                    ------------------------------------
                                    Matthew C. Flemming

                                    "CORPORATE GUARANTORS"

                                    Excalibur Aerospace, Inc.
                                    an Oklahoma corporation


                                    By: /S/ William S. H. Stuart
                                       -----------------------------------------
                                       William S. H. Stuart, President and Chief
                                       Executive Officer

                                     Excalibur Steel, Inc.
                                     an Oklahoma corporation


                                    By: /S/ William S. H. Stuart
                                       -----------------------------------------
                                       William S. H. Stuart, President and Chief
                                       Executive Officer


                                    Excalibur Services, Inc.
                                    an Oklahoma corporation



                                    By: /S/ William S. H. Stuart
                                       -----------------------------------------
                                       William S. H. Stuart, President and Chief
                                       Executive Officer


                                    Shumate Machine Works, Inc.
                                    a Texas corporation



                                    By: /S/ William S. H. Stuart
                                       -----------------------------------------
                                       William S. H. Stuart, President and Chief
                                       Executive Officer



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